UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2012

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

800 West Madison Street, Chicago, Illinois		60607
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2012, MB Financial, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders.  The results of the vote at the meeting are as follows:

1) Election of Directors (each for a term of one year)

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

David P. Bolger	38,289,887	4,738,162	74,930	4,948,159
Robert S. Engelman, Jr.	41,391,278	1,636,265	75,436	4,948,159
Thomas H. Harvey	41,244,927	1,780,318	77,734	4,948,159
Ronald D. Santo	41,751,075	1,266,724	85,180	4,948,159
Renee Togher	41,719,444	1,297,773	85,762	4,948,159

Directors are elected by a majority of the votes cast with respect to each director.  Accordingly, each of the nominees named above was elected.

2) Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

41,332,864	1,728,101	42,014	4,948,159

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

3) Advisory (Non-Binding) Vote on the Frequency of Future Advisory Votes on Executive Compensation

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstentions	Broker Non-Votes

37,321,645	173,467	5,595,695	12,172	4,948,159

The Company’s board of directors has determined, in light of the results of the vote on this item, that the Company will hold an advisory vote on executive compensation every year until the next required vote on the frequency of future advisory votes on executive compensation.

4) Ratification of the Appointment of the Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions

47,325,221	712,096	13,821

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: June 19, 2012	By:	/s/ Jill E. York
Jill E. York
Vice President and Chief Financial Officer

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